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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-51520 and 333-74905), in the Registration Statement on Form S-3/A (No. 333-33560), and in the Registration Statements on Form S-3 (Nos. 333-46650 and 333-47102) of NVIDIA Corporation of our report dated March 27, 2001, except as to Note 1 and Note 10, which are as of April 26, 2001, relating to the financial statements of 3dfx Interactive, Inc., which appears in 3dfx Interactive, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2001 and which is incorporated by reference in the Current Report on Form 8-K/A of NVIDIA Corporation dated May 31, 2001.


/s/ PricewaterhouseCoopers LLP

San Jose, California
May 31, 2001